 MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES - CAPITAL OPPORTUNITIES PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
     Verisk      10/06/09      --     $22.000       $85,250,000            290     0.00%  0.03%     BofA Merrill    Merrill Lynch
 Analytics Inc.                                                                                    Lynch, Morgan
                                                                                                      Stanley,
                                                                                                    J.P. Morgan,
                                                                                                    Wells Fargo
                                                                                                    Securities,
                                                                                                   William Blair
                                                                                                     & Company,
                                                                                                      Fox-Pitt
                                                                                                       Kelton
                                                                                                      Cochran
                                                                                                      Caronia
                                                                                                   Waller, Keefe
                                                                                                     Bruyette &
                                                                                                       Woods

    Bank of      12/03/09      --     $15.000    $1,286,000,000          4,000     0.00%  0.26%     BofA Merrill    Merrill Lynch
 America Corp.                                                                                       Lynch, UBS
   PFD 10.000                                                                                        Investment
                                                                                                        Bank

  Wells Fargo    12/15/09      --     $25.000      $426,000,000          2,400     0.00%  0.25%     Wells Fargo     Goldman Sachs
    Company                                                                                         Securities,
                                                                                                      Goldman,
                                                                                                    Sachs Co.,
                                                                                                      Credit
                                                                                                   Suisse, J.P.
                                                                                                     Morgan,
                                                                                                  Morgan Stanley